                                                       EXHIBIT 10.8

THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED UNLESS THE SALE IS SO EXEMPT.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

                               CONVERTIBLE NOTE
                               ----------------

$1,000,000                                                       August 30, 1996

     ENACT Health Management Systems, a California corporation (the "Company"), for value received, hereby promises to pay to ALZA Corporation, a Delaware corporation, or its assigns ("Holder"), the principal sum of One Million Dollars ($1,000,000) or such lesser amount as shall then equal the outstanding principal amount hereof, together with interest (computed on the basis of a 365-day year) on the unpaid amount thereof at the Prime Rate (which shall mean the "Prime Rate" as that term is used and quoted from time to time by the Wall Street Journal) per annum, from the date hereof (the "Initial Rate"). Commencing on June 30, 1997, the Initial Rate shall be changed to the Prime Rate plus 175 basis points (the "Adjusted Rate") unless the Company has (i) closed an equity financing that yields gross cash proceeds in excess of Five Million Dollars ($5,000,000) to Company in a single transaction (which may have multiple closings, provided that all such closings are completed within a single ninety
(90) day period) in which each investor participates on the same terms (a "Qualified Equity Financing") and (ii) the Company has repaid in full ALZA Corporation's loan of One Million Dollars ($1,000,000) to the Company evidenced by the note dated September 28, 1995. The Initial Rate and the Adjusted Rate (each, a "Rate") shall be subject to change during the term of this Convertible Note as the Prime Rate changes. Company acknowledges that Holder makes no representation that the applicable Rate is the lowest or best rate of interest offered by Holder or other lenders.

     Notwithstanding the foregoing, if during any period the applicable Rate exceeds the maximum lawful rate of interest permitted under applicable law (the "Maximum Rate"), the rate of interest in effect on this Convertible Note shall be limited to the Maximum Rate during each such period, but at all times thereafter the rate of interest in effect on this Convertible Note shall be the Maximum Rate until the total amount of the interest accrued on this Convertible Note equals the total amount of interest which would have accrued hereon if the applicable Rate had at all times been in effect for the applicable period.

     1.   Payment.  All unpaid principal and interest shall be due and payable
          -------
in full on June 30, 2000. Interest on the outstanding principal under this Convertible Note shall be due and payable quarterly, on the last day of each calendar quarter, commencing with the third calendar quarter in 1996. If any interest payment hereunder is not received by Holder on or before fifteen calendar days after the date such interest payment becomes due, Company shall pay, at Holder's option, a late or collection charge equal to four percent (4%) of the amount of such unpaid interest payment.

          Payments hereunder shall be made by the Company to the Holder, at the address as provided to the Company by the Holder in writing, in lawful money of the United States of America, in immediately available funds. If any payment on this Convertible Note shall become due on a Saturday, Sunday, or a public holiday under the laws of the State of California, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing interest in connection with such payment.

     2.   Conversion.
          ----------

          (a) The Holder, at its option, may convert the principal hereunder into Series C Preferred Stock (or as provided in paragraph (iii) below, into Common Stock) as follows:

               (i) At any time after the date hereof, at Holder's option, the Holder may convert all or any portion of Two Hundred Fifty Thousand Dollars ($250,000) of the principal of this Note into 36,164 shares of Series C Preferred Stock at an effective conversion price of $6.913 per share (as adjusted for recapitalizations, stock splits, stock dividends and the like).

               (ii) From and after the earlier of (a) June 30, 1997 or (b) the closing of the first Qualified Equity Financing by Company after the date hereof, at the Holder's option, the Holder may convert all or any portion or portions of Seven Hundred and Fifty Thousand Dollars ($750,000) of the principal of this Convertible Note into that number of shares of Series C Preferred Stock equal to the converted portion of Seven Hundred Fifty Thousand Dollars ($750,000) divided by a conversion price. The conversion price shall equal $5.53 unless a Qualified Equity Financing is completed by June 30, 1997 in which case the conversion price shall be equal to 80% of the price per share paid for the securities issued in such Qualified Equity Financing. The conversion price shall not be adjusted for financings after the first Qualified Equity Financing. In any case, the conversion price shall be equitably adjusted for recapitalizations, stock splits, stock dividends and the like. If there is an adjustment made to the conversion price under this paragraph as a result of a Qualified Equity Financing completed by June 30, 1997, the adjustment made under this paragraph shall not be considered the issuance or sale of Equity Securities for purposes of Section 4(e)(2) of the Articles of Incorporation of the Company. If the price per share in the Qualified Equity Financing is such that the Company shall be required under Section 4(e)(2) of the Articles of Incorporation to adjust the conversion price of one or more series of Preferred Stock as well as to adjust the conversion price under this paragraph, then the Company shall first adjust the conversion price of all affected series of the Preferred Stock and shall then adjust the conversion rate under this paragraph.

               (iii) Notwithstanding paragraph (i) and (ii) above, from and after the completion of an initial public offering that yields at least Ten Million Dollars ($10,000,000) in proceeds to the Company at a price of at least $10 per share (as adjusted for recapitalizations, stock splits, stock dividends and the like) in which all then outstanding shares of Series C Preferred Stock are converted into Common Stock (a "Qualified IPO"), the principal hereunder shall be convertible into Common Stock in lieu of Series C Preferred Stock. The number of shares of Common Stock into which the principal shall be convertible shall be calculated as if the principal had been converted into Series C Preferred Stock immediately prior to the Qualified IPO and then into Common Stock at the conversion rate for Series C Preferred Stock in effect immediately prior to the closing of the Qualified IPO.

               (iv) The Series C Preferred Stock or Common Stock, as applicable, into which the principal may convert shall be known as "Conversion Stock."

          (b) This Convertible Note may be converted in whole or part by the Holder, at any time after the date hereof prior to the date on which all principal hereunder is repaid, by the surrender of this Convertible Note, together with the Notice of Conversion and Investment Representation Statement in the forms attached hereto as Attachments 1 and 2, respectively, duly
                                -------------------
completed and executed at the principal office of the Company, specifying the portion of the Convertible Note to be converted. This Convertible Note shall be deemed to have been converted immediately prior to the close of business on the date of its surrender for conversion as provided above, and the person entitled to receive the shares of Conversion Stock issuable upon such conversion shall be treated for all purposes as Holder of such shares of record as of the close of business on such date. As promptly as practicable after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of full shares of Conversion Stock issuable upon such conversion. If a conversion is effected for less than the total number of shares of Conversion Stock then issuable upon conversion, promptly after surrender of the Convertible Note upon such conversion, the Company will execute and deliver a new Convertible Note, dated the date hereof, evidencing the right of the Holder to the balance of the Conversion Stock available hereunder upon the same terms and conditions set forth herein. All notices and other communications from the Company to the Holder of this Convertible Note shall be delivered personally or mailed by first class mail, postage prepaid, to the address furnished to the Company in writing by the last Holder of this Convertible Note who shall have furnished an address to the Company in writing, and if mailed shall be deemed given three days after deposit in the United States mail.

          (c) In case the Company shall at any time subdivide the outstanding shares of Series C Preferred Stock or Common Stock or shall issue a stock dividend with respect to the Series C Preferred Stock or Common Stock, the conversion price in effect immediately prior to such subdivision or the issuance of such dividend shall be proportionately decreased, and in case the Company shall at any time combine the outstanding shares of the Series C Preferred Stock or Common Stock, the conversion price(s) in effect immediately prior to such combination shall be proportionately increased, effective at the close of business on the date of such subdivision, dividend or combination, as the case may be.

          Upon each adjustment pursuant to this subsection, the Holder of this Convertible Note shall thereafter (until another such adjustment) be entitled to purchase, at the adjusted conversion price(s), the number of shares of the Conversion Stock, calculated to the nearest full share, obtained by multiplying the number of shares of the Convertible Note purchasable hereunder immediately prior to such adjustment by the conversion price(s) in effect prior to such adjustment and dividing the product so obtained by the adjusted conversion price(s).

          (d) No fractional shares of Conversion Stock shall be issued upon conversion of this Convertible Note. In lieu of any fractional shares to which the Holder would otherwise be entitled, the Company shall pay cash equal to the product of such fraction multiplied by the applicable conversion price.

     3.   Prepayment.  The Company may not prepay this Convertible Note in
          ----------
full or in part before July 1, 1998 unless and until either (i) the Company completes a Qualified IPO and the closing price per share of such stock is at least 150% of the greater of the applicable conversion prices (as determined in accordance with Section 2 (a)(i) and (ii) hereof) for 20 of any 30 consecutive trading days, or (ii) the interest rate is increased on June 30, 1997 to the Adjusted Rate as described in the preamble hereof. At any time after the earlier of July 1, 1998 or the occurrence of either of the two events described in clauses (i) and (ii) above, the Company may prepay this Convertible Note in full, but not in part, provided that it delivers thirty (30) days prior written notice of its intention to prepay this Convertible Note and that during such 30 day period the Holder shall retain its right to convert the outstanding principal under this Convertible Note as provided in Section 2.

     4.   Exchange and Transfer.  This Convertible Note is subject to the
          ---------------------
restrictions on transfer set forth herein. Upon surrender for transfer of this Convertible Note and compliance with said restrictions on transfer, the Company shall execute and deliver in the name of the transferee or transferees a new Convertible Note or Convertible Notes for a like principal amount.

     This Convertible Note shall not be assigned, transferred or otherwise conveyed, in whole or in part, by the Holder except by operation of law or with the prior written consent of the Company. Notwithstanding the foregoing, the Company's consent is not required in the event of an assignment, transfer or other conveyance of this Convertible Note to an entity which controls, is controlled by or is under common control with ALZA Corporation. This Convertible Note, if presented for an assignment, transfer or exchange permitted hereunder, shall (if so required by the Company) be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or its authorized attorney.

     Any such exchange or transfer shall be without charge.

     The Company may deem and treat the Holder hereof as the absolute owner hereof (whether or not this Convertible Note shall be overdue and notwithstanding any notation of ownership or other writing hereon by anyone other than the Company), for the purpose of receiving payment of or on account of the principal hereof and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     5.   Loan Agreement.  This Convertible Note is made in connection with that
          --------------
certain Loan Agreement, by and between ENACT Health Management Systems, a California corporation, and ALZA Corporation, a Delaware corporation, dated August 29, 1995 and amended November 15, 1995 and August 30, 1996 (the "Loan Agreement"), and is subject to all of the terms and conditions set forth therein which are incorporated herein by this reference.

     6.   No Rights as Shareholder.  This Convertible Note, as such, shall not
          ------------------------
entitle the Holder to any rights as a shareholder of the Company, except as otherwise specified herein.

     7.   Reservation of Stock.  On and after the date of this Convertible Note,
          --------------------
the Company will reserve from its authorized and unissued Series C Preferred Stock and Common Stock a sufficient number of shares to provide for the issuance of Conversion Stock upon the conversion of this Convertible Note and shall reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the conversion of the Conversion Stock. Issuance of this Convertible Note shall constitute full authority to the Company's officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Conversion Stock issuable upon the conversion of this Convertible Note.

     8.   Registration Rights.  The Holder shall have registration rights as set
          -------------------
forth in the Amended and Restated Rights Agreement by and among the Company, ALZA Corporation and others dated August 29, 1995, as amended July 17, 1996.

     9.   Acceleration of Payment.  The Company agrees to give Holder fifteen
          -----------------------
(15) days prior written notice ("Notice Period") in the event of any (i) merger or consolidation of the Company into or with another corporation in which the shareholders of the Company shall own less than 50% of the voting securities of the surviving corporation, (ii) sale, transfer or lease (but not including a transfer or lease by pledge or mortgage to a bona fide lender) of all or substantially all of the assets of the Company, or (iii) sale by the Company's shareholders of 50% or more of the Company's outstanding securities in one or more related transactions, (collectively, such events hereinafter shall be referred to as the "Merger"). During the Notice Period, the Holder shall have the right to (a) exercise any conversion rights Holder has hereunder or (b) accelerate the outstanding principal and interest due under this Note so that all amounts owning under the

Note as of the date on which the Merger closes shall become due and payable simultaneous with the closing of the Merger.

     10.  Headings and Governing Law.  The descriptive headings in this
          --------------------------
Convertible Note are inserted for convenience only and do not constitute a part of this Convertible Note. The validity, meaning and effect of this Convertible Note shall be determined in accordance with the laws of the State of California, without regard to principles of conflicts of law.

     11.  Default, Waiver and Costs.  In the event of a default in the payment
          -------------------------
of any interest when due hereunder and continuation of such default for a period of 10 days after receipt of written notice from Holder of such default or any other event of default under the terms of the Loan Agreement, Holder may declare the entire unpaid principal and all accrued but unpaid interest immediately due and payable. Company hereby waives demand, presentment, protest, notice of nonpayment, notice of protest, and any and all lack of diligence or delays which may occur in the collection of this Convertible Note. Company promises to pay to Holder reasonable attorneys' fees and costs and expenses of suit or other means of collection in the event that suit or other means of collection be instituted with respect to this Convertible Note after demand is made.



               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, ENACT Health Management Systems has duly caused this Convertible Note to be signed in its name and on its behalf by its duly authorized officer as of the date hereinabove written.

                              ENACT HEALTH MANAGEMENT
                              SYSTEMS


                              By:   /s/ Matthew Sanders
                                    -----------------------------------
                                    Matthew Sanders, President

                                 Attachment 1

NOTICE OF CONVERSION

TO:  ENACT HEALTH MANAGEMENT SYSTEMS

     1. The undersigned hereby elects to convert the right to receive $____________________________ pursuant to the terms of the attached Convertible Note, into the right to receive _______________ shares of ENACT Health Management Systems Series C Preferred Stock/Common Stock, as applicable, without further payment.

     2. Please issue a certificate or certificates representing said shares of Conversion Stock in the name of the undersigned or in such other name as is specified below:

                            _______________________
                                    (Name)

                            _______________________
                                   (Address)



___________________________   __________________________________________________
(Date)                        (Name of Convertible Note Holder)



                              By:_________________________________________


                              Title:______________________________________

                                 Attachment 2

                      INVESTMENT REPRESENTATION STATEMENT

                          Shares of Conversion Stock
               (as defined in the attached Convertible Note) of
                        ENACT HEALTH MANAGEMENT SYSTEMS

     In connection with the purchase of the above-listed securities, the undersigned hereby represents to ENACT Health Management Systems (the "Company") as follows:

     1. The securities to be received upon the conversion of the Convertible Note (the "Securities") will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and the undersigned has no present intention of selling, granting participation in or otherwise distributing the same, but subject, nevertheless, to any requirement of law that the disposition of its property shall at all times be within its control. By executing this Statement, the undersigned further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participations to such person or to any third person, with respect to any Securities issuable upon conversion of the Convertible Note.

     (b) The undersigned understands that the Securities issuable upon exercise of the Convertible Note at the time of issuance may not be registered under the Securities Act of 1933, as amended (the "Act"), and applicable state securities laws, on the ground that the issuance of such securities is exempt pursuant to
Section 4 (2) of the Act and state law exemptions relating to offers and sales not by means of a public offering, and that the Company's reliance on such exemptions is predicated on the undersigned's representations set forth herein.

     (c) The undersigned agrees that in no event will it make a disposition of any Securities acquired upon the conversion of the Convertible Note unless and until (i) it shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (ii) it shall have furnished the Company with an opinion of counsel satisfactory to the Company and Company's counsel to the effect that (A) appropriate action necessary for compliance with the Act and any applicable state securities laws has been taken or an exemption from the registration requirements of the Act and such laws is available, and
(B) the proposed transfer will not violate any of said laws.

     (d) The undersigned acknowledges that an investment in the Company is highly speculative and represents that it is able to fend for itself in the transactions contemplated by this Statement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investments, and has the ability to bear the economic risks (including the risk of a total loss) of its investment. The undersigned represents that it has had the opportunity to ask questions of the Company concerning the Company's business and assets and to obtain any additional information which it considered necessary to verify the accuracy of or to amplify the Company's disclosures, and has had all questions which have been asked by it satisfactorily answered by the Company.

     (e) The undersigned acknowledges that the Securities issuable upon exercise of the Convertible Note must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available. The undersigned is aware of the provisions of Rule 144 promulgated under the Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than two years after a party has purchased and paid for the security to be sold, the sale being through a "broker's transaction" or in transactions directly with a "market makers" (as provided by Rule 144(f)) and the number of shares being sold during any three-month period not exceeding specified limitations.

     Dated:__________________


                                    ____________________________________________
                                    (Typed or Printed Name)


                                    By:_________________________________________
                                        (Signature)

                                    ____________________________________________
                                    (Title)

FROM:     Jan Fagan
TO:       NOCAL.PA2 (PGallo), SOCAL.SD3 (LMerrill), NOCAL.PA1(...
DATE:     11/20/97 9:42 am
SUBJECT:  LLP Conversion -Reply

Marvin:   We are permitted to defer the audit (but not the return).

Under DOL regulations, we still have to do a return and an audit for the short period of Nov/Dec. 1998. However, it is permitted to file the return and unaudited financials for the short period initially (by 10/15/99 with extension) without the accountant's report/audit and then have the audit for the short period prepared and filed with the DOL at the same time as the return and audit for calendar year 1999 (by 10/15/2000). We would then need to disclose any differences between the initial short year (unaudited return) and the information in the audit/accountant's report. Jan.

((( Marvin Meisel 11/19/97 10:48am )))
Terry O. has confirmed that we will not have any stub periods in 1997, but will have stub periods for both the PC and the LLP in Nov./Dec., 1998. One question he had was whether we will need audits of the plans for that stub period.

CC:       NOCAL.PA1 (HGoodwin), SOCAL.GT (DRein),